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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
August 9, 2002

Parallax Entertainment, Inc.
 (Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

000-32585	75-2713701
(Commission File No.)	(IRS Employer ID)

9521 21st Street SE
Calgary, Alberta
Canada T2C 4B1
 (Address of principal executive offices and Zip Code)

(403) 720-8550
 (Registrant's telephone number, including area code)

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ITEM 1.   CHANGES IN CONTROL OF THE REGISTRANT

On July 29, 2002, Gust Kepler transferred 39,200,000 shares of common stock which he owned to Yarek Bartosz in consideration of $160,000.00. Prior to transferring the foregoing 39,200,000 shares of common stock constituted Mr. Kepler owned 41,606,000 shares of common stock. Therefore after the foregoing transaction, Mr. Kepler owns 2,406,000 shares of common stock. Further, after the foregoing transaction, there were 76,825,107 shares outstanding and the following person own 5% or more of the total outstanding shares of the Company.

Yarek Bartosz	51.0%

ITEM 5.   OTHER EVENTS

As a result of the matters described in Item 1, Gust Kepler resigned as a member of the Company's board of directors and as an officer and Yarek Bartosz was appointed to the Board of Directors. Mr. Bartosz was appointed President, Chief Executive Officer, Secretary/Treasurer, and Chief Financial Officer.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
99.1	Stock Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: August 9, 2002

PARALLAX ENTERTAINMENT, INC.
BY:	/s/ Yarek Bartosz
Yarek Bartosz, President, Chief Executive Officer, Secretary/Treasurer and Chief Financial Officer